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                                   Form 8-A


                      SECURITIES AND EXCHANGE COMMISSION


                            Washington, D.C. 20549


              FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                  PURSUANT TO SECTION 12(b) or 12(g) OF THE
                       SECURITIES EXCHANGE ACT OF 1934


                           SUCCESS BANCSHARES, INC.
            (Exact name of Registrant as specified in its charter)


              DELAWARE                                     36-3497644
(State of Incorporation or organization)       (IRS Employer Identification No.)

                              -------------------

                            SUCCESS CAPITAL TRUST I
            (Exact name of Registrant as specified in its charter)

              DELAWARE                                     36-4223071
(State of Incorporation or organization)       (IRS Employer Identification No.)

                              -------------------

One Marriott Drive, Lincolnshire, Illinois                   60069
(Address of principal executive offices)                   (Zip Code)


                              -------------------

Securities to be registered pursuant to Section 12(b) to the Act: None

        If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to
General Instruction A.(c), check the following box.                         /  /

        If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to
General Instruction A.(d), check following box.                            / X /


        Securities Act registration statement file number to which this form relates: 333-51271 and 333-51271-01 (if applicable)

        Securities to be registered pursuant to Section 12(g) of the Act:

        8.95% Cumulative Trust Preferred Securities of Success Capital Trust I
                               (Title of Class)

        8.95% Junior Subordinated Deferrable Interest Debentures of Success
              Bancshares, Inc.
                               (Title of Class)
              Guarantee of Success Bancshares, Inc. with respect to Trust Preferred Securities
                               (Title of Class)
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ITEM 1.         DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

                The information required by this item is included in the sections captioned "Description of Trust Preferred Securities," "Description of Junior Subordinated Debentures," "Book-Entry Issuance," "Description of Guarantee" and "Relationship Among the Trust Preferred Securities, the Junior Subordinated Debentures and the Guarantee" of the Prospectus included as part of the Registrants' Registration Statement on Form S-1, as amended (File No. 333-51271 and 333-51271-01), which sections are hereby incorporated by reference.

ITEM 2. EXHIBITS.

                The following documents are filed herewith unless noted as being incorporated by reference pursuant to Rule 12(b)-32.

                *4.1 Form of Subordinated Indenture relating to the Junior Subordinated Debentures.

                *4.2 Form of Junior Subordinated Debenture Certificate (included as an exhibit to Exhibit 4.1).

                *4.3    Certificate of Trust of Success Capital Trust I.

                *4.4 Form of Amended and Restated Trust Agreement of Success Capital Trust I.

                *4.5 Form of Trust Preferred Security Certificate of Success Capital Trust I (included as an exhibit to Exhibit 4.4)

                *4.6 Form of Guarantee Agreement of Success Bancshares, Inc. relating to the Trust Preferred Securities.

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*      Incorporated by reference to the Registration Statement on Form S-1 (No.
333-51271 and 333-51271-01) filed by Success Bancshares Inc. and Success
Capital Trust I with the Commission on April 28, 1998.

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                                  SIGNATURE


        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, each of the Registrants has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                SUCCESS BANCSHARES, INC.

Dated: May 14, 1998             By: /s/ Saul D. Binder
                                    --------------------------------------------
                                        Saul D. Binder, President and Chief
                                        Executive Officer

                                SUCCESS CAPITAL TRUST I


Dated: May 14, 1998             By: /s/ Saul D. Binder
                                    --------------------------------------------
                                        Saul D. Binder, Administrative Trustee

                                By: /s/ Marlene Sachs
                                    --------------------------------------------
                                        Marlene Sachs, Administrative Trustee

                                By: /s/ Ronald W. Tragasz
                                    --------------------------------------------
                                       Ronald W. Tragasz, Administrative Trustee

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                                EXHIBIT INDEX


EXHIBIT NUMBER                             EXHIBIT TITLE
--------------                             -------------

     *4.1 Form of Subordinated Indenture relating to the Junior Subordinated Debentures

     *4.2 Form of Junior Subordinated Debenture Certificate (included as an exhibit to Exhibit 4.1)

     *4.3               Certificate of Trust of Success Capital Trust I

     *4.4               Form of Amended and Restated Trust Agreement of Success
                        Capital Trust I

     *4.5 Form of Trust Preferred Security Certificate of Success Capital Trust I (included as an exhibit to Exhibit 4.4)

     *4.6               Form of Guarantee Agreement of Success Bancshares, Inc.
                        relating to the Trust Preferred Securities


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* Incorporated by reference to the Registration Statement on Form S-1
(No. 333-51271 and 333-51271-01) filed by Success Bancshares Inc. and Success Capital Trust I with the Commission on April 28, 1998.